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                         SIDLEY AUSTIN BROWN & WOOD LLP

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                                                                    Exhibit 8.01


                              [Form of Tax Opinion]


                                  June __, 2005


Man Investments (USA) Corp.
123 North Wacker Drive
28th Floor
Chicago, Illinois 60606

                  Re:      Man-AHL 130, LLC
                           Registration Statement on Form S-1

Dear Sir or Madame:

            We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, of the Registration Statement on Form S-1, to be filed with the SEC on or about June ___, 2005 (the "Registration Statement"), of Man-AHL 130, LLC (the "Fund"), a limited liability company formed under the Delaware Limited Liability Company Act.

            We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinions set forth under the caption "Tax Consequences" in the Prospectus constituting a part of the Registration Statement that the description correctly describes (subject to the uncertainties referred to therein) the material aspects of the United States federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Fund and that the Fund will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation or as a "publicly-traded partnership."

            Our opinion represents our best legal judgment with respect to the proper federal income tax treatment of the Fund and United States individual taxpayers investing in the Fund, based on the materials reviewed. Our opinion assumes the accuracy of the facts as represented in


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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

Man Investments (USA) Corp.
June__, 2005
Page 2




documents reviewed or as described to us and could be affected if any of the facts as so represented or described are inaccurate.

            We are furnishing this opinion letter to the addressee hereof, solely for the benefit of such addressee in connection with the offering of units of beneficial interest in Man-AHL 130, LLC. This opinion may not be relied upon or utilized for any other purpose or by any other person or entity other than the addressees hereof. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.



                                Very truly yours,